EXHIBIT 21.2

SUBSIDIARIES OF SOTHERLY HOTELS LP

Name	Jurisdiction of Organization/Incorporation
MHI Hospitality TRS, LLC	Delaware
MHI Hospitality TRS Holding, Inc.	Maryland
MHI Louisville TRS, LLC	Delaware
MHI Raleigh TRS, LLC	Delaware
SOHO Atlanta TRS, LLC	Delaware
SOHO Jacksonville TRS LLC	Delaware
Hollywood Hotel TRS LLC	Delaware
SOHO Ocean Resort TRS LLC	Delaware
SOHO Ocean Resort Services TRS LLC	Delaware
MHI GP LLC	Delaware
Sotherly-Houston GP LLC	Delaware
Laurel Hotel Associates LLC	Maryland
MHI Laurel West LLC	Maryland
Philadelphia Hotel Associates LP	Pennsylvania
Brownestone Partners, LLC	North Carolina
Capitol Hotel Associates L.P., L.L.P.	Virginia
Savannah Hotel Associates LLC	Virginia
MHI Jacksonville LLC	Delaware
SOHO Atlanta LLC	Delaware
Louisville Hotel Associates, LLC	Delaware
MHI Hotel Investments Holdings, LLC	Delaware
MHI Hospitality TRS II, LLC	Delaware
Tampa Hotel Associates, LLC	Delaware
Hampton Hotel Associates, LLC	Delaware
Raleigh Hotel Associates, LLC	Delaware
Houston Hotel Associates L.P., L.L.P.	Virginia
Houston Hotel Manager, LLC	Delaware
Houston Hotel Owner, LLC	Delaware
Atlanta Hotel Associates, LLC	Delaware
SOHO Wilmington LLC	Delaware
SOHO Ocean Resort Owner LLC	Delaware
Hollywood Hotel Associates Lessee LLC	Delaware
Hollywood Hotel Associates LLC	Delaware
Hollywood Hotel Holdings LLC	Delaware
EJ’s Provision Co. LLC	Delaware
SOHO Arlington LLC	Delaware
SOHO Arlington TRS LLC	Delaware